Exhibit 10.1

FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT

     THIS FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT (the “First Amendment”) dated as of the 11th day of January, 2005, is entered into by and between SEACOAST BANKING CORPORATION OF FLORIDA, a Florida corporation, with its principal office and place of business located at 815 Colorado Avenue, Stuart, Florida 34994 (the “Borrower”) and SUNTRUST BANK, a Georgia corporation, 200 S. Orange Avenue, Orlando, Florida 33801 (the “Bank”).

W I T N E S S E T H:

     WHEREAS, the Borrower and the Bank previously entered into that certain Revolving Loan Agreement dated as of September 6, 2001 (the “Loan Agreement”), pursuant to which the Bank agreed, among other things, to extend to the Borrower a revolving line of credit loan in the maximum principal amount of $5,000,000.00 (the “Loan”) for the purposes set forth in the Loan Agreement; and

     WHEREAS, the Borrower has requested the Bank to increase the amount available for borrowing under the Loan by $10,000,000.00 to $15,000,000.00 and to otherwise modify the Loan Agreement and the Bank has agreed to do so subject to the additional conditions, limitations and requirements as hereinafter set forth in this First Amendment.

     NOW, THEREFORE, for and in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

                    (a) The definitions of the terms “Maturity Date” and “Permitted Loan Limit” contained in Section 1 of the Loan Agreement are hereby deleted in their entirety and the following are substituted in lieu thereof:

     “Maturity Date” shall mean September 6, 2005.

     “Permitted Loan Limit” shall mean $15,000,000.00.

     2. Reaffirmation of Negative Pledge. The Borrower hereby specifically reaffirms the Negative Pledge and acknowledges and agrees that it is valid, in full force and effect and enforceable in accordance with its terms, without any claims, counterclaims, defenses or other rights of offset whatsoever and the Borrower will not, at any time during the term of the Loan, sell any of the stock of FNBT.

     3. Representations and Warranties. The Borrower hereby reaffirms all of the representations and warranties contained in the Loan Agreement as though made and given in connection with the execution and delivery of this First Amendment and further certifies that all such representations and warranties are true and correct on and as of the date hereof.

     4. Ratification. Except for any modification of and/or amendment to the Loan Agreement as herein provided, no other term, condition or provision of the Loan Agreement shall be considered to be altered or amended, and this First Amendment shall not be considered a novation. The Borrower agrees that the amounts extended by the Bank to the Borrower hereunder are absolutely and unconditionally due and owing to the Bank, and are not subject to any claims, counterclaims, defenses or other rights of offset whatsoever.

     5. Complete Agreement. This First Amendment constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein.

     6. Capitalized Terms. Capitalized terms used in this First Amendment shall have the meanings assigned to them in the Loan Agreement unless the context hereof clearly dictates otherwise.

[Signature on Following Page]

     IN WITNESS WHEREOF, the Bank and the Borrower have caused this First Amendment to be executed by their respective duly authorized officers as of the date first above written.

BORROWER: SEACOAST BANKING CORPORATION OF FLORIDA
By:	/s/ William R. Hahl
William R. Hahl
Executive Vice President and Chief Financial Officer

BANK: SUNTRUST BANK
By:	/s/ William Christensen
William Christensen
Vice President

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